UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2007

PANDA ETHANOL, INC.

(Exact name of registrant as specified in its charter)

000-50282

Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4100 Spring Valley, Suite 1002

Dallas, Texas 75244

(Address of principal

executive offices, including Zip Code)

972.361.1200

Registrant’s telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2007, Panda Yuma Ethanol, L.P. (“Owner”), a wholly-owned subsidiary of Panda Ethanol, Inc. (the “Company”) entered into a First Change Order (the “Change Order”) to Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility with Lurgi, Inc. (the “Agreement”).

The Agreement provides for construction management and construction services by Lurgi, Inc. (the “Contractor”) for the construction of a ethanol production facility located in Yuma, Colorado (the “Facility”). Panda Hereford Ethanol, L.P., another wholly-owned subsidiary of the Company, has also entered into an engineering, procurement and construction agreement with the Contractor, which is more fully discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2006. The Change Order increases the separated contract price by approximately $9.7 million, extends the date on which a Notice to Proceed may be given from May 1, 2007 to July 2, 2007, extends the construction schedule from eighteen months to nineteen months and includes certain other conforming changes.

The foregoing description of the Change Order is a summary only and is qualified in its entirety by the terms of the Change Order, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	First Change Order to Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2007

PANDA ETHANOL, INC.

By:	/s/ MICHAEL TRENTEL
Michael Trentel
Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Change Order to Turnkey Engineering, Procurement and Construction Agreement for Ethanol Production Facility.

4